Exhibit 2.1

Notice of annual general meeting

Harmony abridged integrated annual report 2012

Notice is hereby given that the annual general meeting of the company will be held on Wednesday, 28 November 2012 at 11h00 (SA time) at The Michelangelo Hotel, Nelson Mandela Square, West Street, Sandown, South Africa (see map on page 94, to conduct the business set out below and to consider and, if deemed fit, adopt, with or without modification, the ordinary and special resolutions set out in this notice.

In terms of section 59(1)(a) and (b) of the Companies Act 71 of 2008, the board of directors of the company (board) has set the record date for the purpose of determining which shareholders are entitled to:

(i)	receive notice of the annual general meeting (being the date on which a shareholder must be registered in the company’s securities register in order to receive notice of the annual general meeting) as Friday, 19 October 2012; and

(ii)	participate in and vote at the annual general meeting (being the date on which a shareholder must be registered in the company’s securities register in order to participate in and vote at the annual general meeting) as Friday, 23 November 2012.

Presentation of annual financial statements

The consolidated annual financial statements of the company and its subsidiaries, incorporating the reports of the auditors, the audit and risk committee and the directors for the year ended 30 June 2012 will be presented to the shareholders as required in terms of section 30(3)(d) of the Companies Act.

Resolutions for consideration and adoption

1.	ORDINARY RESOLUTION NUMBER 1:

Re-election of director

“RESOLVED THAT Fikile De Buck, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (Fikile De Buck’s curriculum vitae appears on page 10 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 1 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

2.	ORDINARY RESOLUTION NUMBER 2:

Re-election of director

“RESOLVED THAT Simo Lushaba, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (Simo Lushaba’s curriculum vitae appears on page 11 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 2 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

3.	ORDINARY RESOLUTION NUMBER 3:

Re-election of director

“RESOLVED THAT Modise Motloba, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (Modise Motloba’s curriculum vitae appears on page 10 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 3 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

4.	ORDINARY RESOLUTION NUMBER 4:

Re-election of director

“RESOLVED THAT Patrice Motsepe, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (Patrice Motsepe’s curriculum vitae appears on page 10 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 4 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

5.	ORDINARY RESOLUTION NUMBER 5:

Election of audit committee member

“RESOLVED THAT Fikile De Buck be and is hereby elected as a member of the company’s audit committee.” (Fikile De Buck’s curriculum vitae appears on page 10 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 5 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

Harmony abridged integrated annual report 2012

6.	ORDINARY RESOLUTION NUMBER 6: Election of audit committee member

“RESOLVED THAT Simo Lushaba be and is hereby elected as a member of the company’s audit committee.” (Simo Lushaba’s curriculum vitae appears on page 11 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 6 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

7.	ORDINARY RESOLUTION NUMBER 7: Election of audit committee member

“RESOLVED THAT Modise Motloba be and is hereby elected as a member of the company’s audit committee.” (Modise Motloba’s curriculum vitae appears on page 10 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 7 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

8.	ORDINARY RESOLUTION NUMBER 8: Election of audit committee member

“RESOLVED THAT John Wetton be and is hereby elected as a member of the company’s audit committee.” (John Wetton’s curriculum vitae appears on page 12 under the heading “Board of directors”.)

The percentage of voting rights required for Ordinary Resolution Number 8 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

9.	ORDINARY RESOLUTION NUMBER 9: Re-appointment of external auditors

“RESOLVED THAT PricewaterhouseCoopers Incorporated be and is hereby re-appointed as the external auditors of the company to hold office until conclusion of the next annual general meeting.”

The percentage of voting rights required for Ordinary Resolution Number 9 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

10.	ORDINARY RESOLUTION NUMBER 10: Approval of remuneration policy

“RESOLVED, as a non-binding advisory vote that the remuneration policy of the company, as set out on pages 176 to 181 of the integrated annual report, be and is hereby approved.”

As this is not a matter that is required to be resolved or approved by shareholders, no minimum voting threshold is required. Nevertheless, for record purposes, the minimum percentage of voting rights required for Ordinary Resolution Number 10 to be adopted is more than 50% (fifty percent) of the voting rights exercised on the resolution.

11.	ORDINARY RESOLUTION NUMBER 11: Authority to issue shares

“RESOLVED THAT the directors of the company be and are hereby authorised to allot and issue up to 21 578 212 authorised but unissued ordinary shares with a par value of R0.50 each in the share capital of the Company, being 5% of the total issued share capital of the Company as at 30 June 2012, at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time in their sole discretion determine, subject to the provisions of the Companies Act and the Listings Requirements of the securities exchange licensed to and operated by the JSE Limited (JSE Listings Requirements.)”

The percentage of voting rights required for Ordinary Resolution Number 11 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

12.	ORDINARY RESOLUTION NUMBER 12: Amendment of the Broad-Based Employee Share Ownership Plan (ESOP)

“RESOLVED THAT, in accordance with Schedule 14 of the JSE Listings Requirements, the trust deed of the Harmony Employees’ Share Trust, be and is hereby amended in accordance with the proposed amendments detailed in Annexure 1 to this notice.”

The percentage of voting rights required for Ordinary Resolution Number 12 to be adopted: more than 75% (seventy five percent) of the voting rights exercised on the resolution, excluding participants in the ESOP.

13.	SPECIAL RESOLUTION NUMBER 1: Non- executive directors’ remuneration

“RESOLVED, as a special resolution in terms of section 66(9) of the Companies Act, that the company be and is hereby authorised to pay the following annual remuneration to its non-executive directors for their services as directors for a period of two years from the date of this annual general meeting or until such time as the non-executive directors’ remuneration is amended by way of special resolution of shareholders, whichever comes first:

Notice of annual general meeting continued

Harmony abridged integrated annual report 2012

																					Nomination
	Board						Deputy		Audit		Committee		Social & Ethics				Remuneration				Investment				Technical
	Chairman		Member		LID*		Chairman		Chairman		Member		Chairman		Member		Chairman		Member		Chairman		Member		Chairman		Member
Financial year	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000	R’	000
FY12**		825		178		265		350		196		98		152		76		155		77.5		134		67		152		76
2 years from AGM		888.5		192		285		377		211		105.5		167		83.5		167		83.5		167		83.5		167		83.5

*	Lead independent director
**	For information purposes

Ad hoc fees: R8 600 per ad hoc meeting/attendance to company business per day

The percentage of voting rights required for Special Resolution Number 1 to be adopted: at least 75% (seventy five percent) of the voting rights exercised on the resolution.

14.	SPECIAL RESOLUTION NUMBER 2: Adoption of new memorandum of incorporation

“RESOLVED, as a special resolution, that the memorandum of incorporation in the form of the draft tabled at this annual general meeting and initialled by the company secretary for the purposes of identification, be and is hereby adopted in substitution for and to the exclusion of the company’s entire current memorandum of incorporation.” The percentage of voting rights required for Special Resolution Number 2 to be adopted: at least 75% (seventy five percent) of the voting rights exercised on the resolution.

The salient features of the memorandum of incorporation are set out in Annexure 2 on pages 93 to 94.

Electronic participation

Should any shareholder of the company wish to participate in the annual general meeting by way of electronic participation, that shareholder shall be obliged to make application in writing (including details as to how the shareholder or its representative can be contacted) to so participate, to the transfer secretaries at the applicable address set out below at least 5 (five) business days prior to the annual general meeting. Shareholders who wish to participate in the meeting by dialling in must note that they will not be able to vote electronically. Should such shareholders wish to have their votes counted at the meeting, they are welcome to cast their votes via representation at the meeting either by proxy or by letter of representation, as provided for in this notice of annual general meeting. The costs of accessing any means of electronic participation provided by the company will be borne by the shareholder so accessing the electronic participation. The company cannot be held liable for any loss, damage, penalty or claim arising in any way from the use of the telecommunication facility whether or not as a result of any act or omission on the part of the Company or anyone else.

IDENTIFICATION, PROXIES AND VOTING

Shareholders are reminded that –

•

a shareholder entitled to attend and vote at the annual general meeting is entitled to appoint a proxy (or more than one proxy) to attend, participate in and vote at the annual general meeting in the place of the shareholder, and shareholders are referred to the proxy form attached to this notice in this regard;

•	a proxy need not also be a shareholder of the company; and

•

in terms of section 63(1) of the Companies Act, any person attending or participating in a general meeting of shareholders must present reasonably satisfactory identification and the person presiding at the general meeting must be reasonably satisfied that the right of any person to participate in and vote (whether as shareholder or as proxy for a shareholder) has been reasonably verified.

All beneficial owners whose shares have been dematerialised through a Central Securities Depository Participant (CSDP) or broker other than with “own name” registration, must provide the CSDP or broker with their voting instructions in terms of their custody agreement should they wish to vote at the annual general meeting. Alternatively, they may request the CSDP or broker to provide them with a letter of representation, in terms of their custody agreements, should they wish to attend the annual general meeting.

Unless you advise your CSDP or broker, in terms of the agreement between you and your CSDP or broker by the cut off time stipulated therein, that you wish to attend the annual general meeting or send a proxy to represent you at the annual general meeting, your CSDP or broker will assume that you do not wish to attend the annual general meeting or send a proxy.

Harmony abridged integrated annual report 2012

Forms of proxy (which form may be found enclosed) must be dated and signed by the shareholder appointing a proxy and must be received at the offices of the transfer secretaries, Link Market Services South Africa (Proprietary) Limited or Capita Registrars by no later than 11h00 (SA time) on Monday, 26 November 2012. Before a proxy exercises any rights of a shareholder at the annual general meeting, such form of proxy must be so delivered.

In compliance with the provisions of section 58(8) (b)(i) of the Companies Act, a summary of the rights of a shareholder to be represented by proxy, as set out in section 58 of the Companies Act, is set out immediately below:

An ordinary shareholder entitled to attend and vote at the annual general meeting may appoint any individual (or two or more individuals) as a proxy or as proxies to attend, participate in and vote at the annual general meeting in the place of the shareholder. A proxy need not be a shareholder of the company.

A proxy appointment must be in writing, dated and signed by the shareholder appointing a proxy, and, subject to the rights of a shareholder to revoke such appointment (as set out below), remains valid only until the end of the annual general meeting.

A proxy may delegate the proxy’s authority to act on behalf of a shareholder to another person, subject to any restrictions set out in the instrument appointing the proxy.

The appointment of a proxy is suspended at any time and to the extent that the shareholder who appointed such proxy chooses to act directly and in person in the exercise of any rights as a shareholder.

The appointment of a proxy is revocable by the shareholder in question cancelling it in writing, or making a later inconsistent appointment of a proxy, and delivering a copy of the revocation instrument to the proxy and to the company. The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy’s authority to act on behalf of the shareholder as of the later of (a) the date stated in the revocation instrument, if any; and (b) the date on which the revocation instrument is delivered to the company as required in the first sentence of this paragraph.

If the instrument appointing the proxy or proxies has been delivered to the company, as long as that appointment remains in effect, any notice that is required by the Companies Act or the company’s memorandum of incorporation to be delivered by the company to the shareholder, must be delivered by the company to (a) the shareholder, or (b) the proxy or proxies, if the shareholder has (i) directed the company to do so in writing; and (ii) paid any reasonable fee charged by the company for doing so.

Attention is also drawn to the notes to the form of proxy.

The completion of a form of proxy does not preclude any shareholder from attending the annual general meeting.

On a show of hands every shareholder present in person or by proxy, and if a member is a body corporate, its representative, shall have one vote and on a poll every shareholder present in person or by proxy and, if the person is a body corporate, its representative, shall have one vote for every share held or represented by him/her.

By order of the board

Harmony Gold Mining Company Limited

R Bisschoff

Company secretary

Randfontein

25 October 2012

Annual general meeting – Explanatory notes

Harmony abridged integrated annual report 2012

Presentation of annual financial statements

At the annual general meeting, the directors must present the annual financial statements for the year ended 30 June 2012 to shareholders as required in terms of section 30(3)(d) of the Companies Act 71 of 2008, together with the reports of the directors, the audit and risk committee and the auditors. These are contained within the Integrated Annual Report.

Ordinary Resolutions Numbers 1 to 4 – Re-election of directors

In accordance with the company’s current memorandum of incorporation, one third of the directors are required to retire at each annual general meeting and may offer themselves for re-election.

The following directors are eligible for re-election and are available for re-election:

F De Buck

S Lushaba

M Motloba

P Motsepe

Ordinary Resolutions Numbers 5 to 8 – Election of audit committee

In terms of section 94(2) of the Companies Act, a public company must at each annual general meeting elect an audit committee comprising at least three members who are directors and who meet the criteria of section 94(4) of the Companies Act. Companies Regulation 42 to the Companies Act specifies that one third of the members of the audit committee must have appropriate academic qualifications or experience in the areas as listed in the regulation.

The board of the company is satisfied that the proposed members of the audit committee meet all relevant requirements.

Ordinary Resolution Number 9 – Re-appointment of external auditors

PricewaterhouseCoopers Incorporated has indicated its willingness to continue in office and Ordinary Resolution number 9 proposes the re-appointment of that firm as the company’s auditors with effect from 1 July 2012. Section 90(3) of the Companies Act requires the designated auditor to meet the criteria as set out in section 90(2) of the Companies Act.

The board of the company is satisfied that both PricewaterhouseCoopers Incorporated and the designated auditor meets all relevant requirements.

Ordinary Resolution Number 10 – Remuneration policy

The King Report on Corporate Governance for South Africa, 2009 (King III) recommends that the remuneration policy of the company be submitted to shareholders for consideration and for an advisory, non-binding vote to provide shareholders with an opportunity to indicate should they not be in support of the material provisions of the remuneration policy of the company.

Ordinary Resolution Number 11 – Authority to issue shares

In terms of the Companies Act, directors are authorised to issue the unissued shares of the company, unless otherwise provided in the company’s memorandum of incorporation or in instances as listed in section 41 of the Companies Act. In terms of articles 2 and 3 of the company’s current memorandum of incorporation (to be replaced by a new memorandum of incorporation at this meeting), the directors are unable to issue shares without the approval of shareholders at a general meeting of shareholders. The board of the company confirms that there is no specific intention to issue any shares, other than as part of and in terms of the rules of the company’s share incentive schemes, as at the date of this notice.

Ordinary Resolution Number 12 – Amendment of the Broad-Based Employee Share Ownership Plan (ESOP)

The proposed amendments to the ESOP are more fully explained in Annexure 1 attached hereto.

Special Resolution Number 1 – Non-executive directors’ remuneration

In terms of section 66(8) and section 66(9) of the Companies Act, companies may pay remuneration to directors for their services as directors unless otherwise provided by the memorandum of incorporation and on approval of shareholders by way of a special resolution. Executive directors are not specifically remunerated for their services as directors but as employees of the company and as such, the resolution as included in this notice requests approval only for the remuneration paid to non-executive directors for their service as directors of the company. The proposed fees are recommended for approval for a period of two years from the date of this annual general meeting or until such time as the non-executive directors’ remuneration is amended by way of special resolution of shareholders, whichever comes first.

Special Resolution 2 – Adoption of new memorandum of incorporation

The Companies Act came into effect on 1 May 2011 (general effective date.) In terms of item 4(2)(a) of Schedule 5 to the Act, at any time within the two year period immediately following the general effective date, a pre-existing company (such as the company) may file, without charge, an amendment to its memorandum of incorporation to bring it in harmony with the Companies Act.

The memorandum of incorporation in the form of the draft tabled at this annual general meeting (new MOI) is an entirely new document and its adoption will result in the harmonisation of the company’s current memorandum of incorporation (current MOI) with the requirements of the Companies Act and the JSE Listings Requirements (particularly the new Schedule 10 thereof.)

The salient features of the new MOI are set out in Annexure 2 attached hereto. A copy of the complete new memorandum of incorporation may also be inspected at the company’s registered office, situated at cnr Main Reef Road and Ward Avenue, Randfontein, 1760 during normal business hours from 25 October 2012 to and including 27 November 2012. In addition, a copy thereof is available at www.harmony.co.za. Printed copies may be requested from the company secretary at corporate@harmony.co.za or P.O. Box 2, Randfontein, 1760 or telephone number: (+27)11 411 2019.

General

Shareholders and proxies attending the annual general meeting on behalf of shareholders are reminded that section 63(1) of the Companies Act requires that reasonably satisfactory identification be presented in order for such shareholder or proxy to be allowed to attend or participate in the meeting.

Annexure 1

Proposed amendments to the broad-based employee share ownership plan (“ESOP”)

Harmony abridged integrated annual report 2012

1	Salient terms of the ESOP

1.1	In order to enable shareholders to understand the proposed amendments to the ESOP, the relevant salient terms of the ESOP are set out below.

1.2	At the company’s annual general meeting held on 1 December 2010, shareholders approved the implementation of the ESOP via a trust called the Harmony Employees’ Share Trust (“Trust”.)

1.3	The ESOP is an equity settled share incentive and share appreciation right (“SAR”) scheme in terms of which –

1.3.1	a total of (i) 4 288 000 ordinary shares in the share capital of the company (“Scheme Shares”) at par value and (ii) 8 576 000 SARs have been offered to approximately 33 567 Harmony qualifying employees (“Qualifying Employees”) in the ratio of 1 Scheme Share : 2 SARs, subject to the terms and conditions of the deed of Trust (“Trust Deed”);

1.3.2	the Scheme Shares and SARs allocated to Qualifying Employees (“Participants”) will vest in equal tranches on each anniversary of the relevant allocation date;

1.3.3	upon vesting of Scheme Shares, the Participants will be entitled to take delivery of the vested Scheme Shares;

1.3.4	upon the vesting of SARs, the Participants will be entitled to receive a number of ordinary shares in the share capital of the Company (“Entitlement Shares”) and/or a cash bonus. The number of Entitlement Shares which a Participant will be entitled to receive will be determined by reference to the appreciation of the Share price between the offer date of the SARs (“Offer Date”) and the vesting date (“Vesting Date”), subject to a maximum appreciation value of R32. To the extent that the share price –

1.3.4.1	appreciates less than R18 between the Offer Date and the Vesting Date, the Participant will, in addition to receiving Shares, receive a cash bonus equal to the difference between R18 and the appreciation of each vested SAR;

1.3.4.2	depreciates between the Offer Date and the Vesting Date, the Participant will not be entitled to any Shares but will instead receive a cash bonus of R18 per vested SAR, collectively hereinafter referred to as the “Cash Bonus”;

1.3.5	prior to vesting, Participants are entitled to elect to either (i) receive their vested Scheme Shares and/or Entitlement Shares or (ii) have their vested Scheme Shares and/or Entitlement Shares sold on their behalf and to receive the proceeds of such sale (“Election”.)
2	Previous amendments to the Trust Deed

Subsequent to the approval of the Trust, the Trust Deed has been amended as follows:

2.1	At the annual general meeting held on 30 November 2011, shareholders approved amendments in order to provide for a guaranteed minimum cash pay-out to Participants in the event that the share price either depreciates between the Offer Date and the Vesting Date, or in the event that the Share price appreciation between the Offer Date and the Vesting Date is less than R18. In order to counter this minimum guaranteed benefit, the Share price appreciation was also capped at R32.

2.2	On 7 August 2012, the trustee of the Trust approved certain amendments in order to provide for –

2.2.1	flexibility in the number of Scheme Shares and SARs to be allocated pursuant to the first allocation in light of the fact that the number of Qualifying Employees fluctuates (this amendment did not change the total number of shares authorised by shareholders to be issued for purposes of ESOP or the total number of shares authorised by shareholders to be issued to a single Qualifying Employee);

2.2.2	the exact number of Scheme Shares and SARs to be allocated to Qualifying Employees to be specified in the Trust Deed in order to comply with the BEE Codes;

2.2.3	the rounding of fractional entitlements up or down to the nearest whole number;

2.2.4	the rounding up of Entitlement Shares to the nearest whole number in order to correct a patent error in the formula which calculates the number of Entitlement Shares to be delivered to a Participant;

2.2.5	the remittance of the average realisation price obtained pursuant to the sale of Scheme Shares and/ or Entitlement Shares sold on behalf of all the Participants who have made the Election to have their shares sold after vesting;

2.2.6	easier administration of the Trust and a shorter lifespan of the ESOP by eliminating the requirement for Participants to exercise their SARs after vesting so that, immediately upon vesting of SARs, Participants become entitled to settlement;

2.2.7	automatic vesting of SARs upon death or permanent disability of a Participant;

2.2.8	a deemed (default) Election to sell vested Scheme Shares and/or Entitlement Shares in the event that Participants fail or neglect to make their Election timeously;

Annexure 1 continued

Proposed amendments to the broad-based employee share ownership plan (“ESOP”)

Harmony abridged integrated annual report 2012

2.2.9	ability of trustees to, either deliver a distribution in specie to the Participants or, if it is impractical to do so, realise the distribution on behalf of the Participants;

2.2.10	the clarification of the position of Scheme Shares which are forfeited by Participants who are “bad leavers”; and

2.2.11	the correction of certain errors in the Trust Deed.

3	Rationale and proposed amendments to the ESOP

3.1	Vesting period

3.1.1	There have been several and substantial delays in implementing the Scheme. These delays stem from negotiations with the various labour unions as well as the implementation of amendments to the Trust Deed. Furthermore, although the ESOP was announced to employees on 15 March 2012, due to various delays outside of the control of the Company, the first allocation was only made on 31 August 2012 (“First Allocation”.)

3.1.2	In order to ensure that employees are not prejudiced by the aforesaid delays, the board hereby proposes that the Trust Deed be amended to provide that the vesting period in respect of Scheme Shares and SARs allocated in terms of the First Allocation be calculated with effect from 15 March 2012 rather than the anniversary of 31 August 2012 (the date on which the First Allocation was made.) This will give Participants the benefit of the time period which lapsed since the announcement of the ESOP and the date of the First Allocation.

3.1.3	Furthermore, the Trust Deed currently provides that in the event that allocations are made in between the anniversary of the First Allocation Date, the last tranche of that allocation may occur after the termination date of the ESOP (i.e. the fifth anniversary of the First Allocation date, being 31 August 2017.)

3.1.4	In order to ensure that the ESOP terminates on 31 August 2017, it is proposed that the Trust Deed be amended to provide that the last tranche of all allocations shall vest by no later than 31 August 2017.

3.2	Treatment of retired or retrenched Participants

3.2.1	In terms of the current Trust Deed, Scheme Shares and SARs of Participants who terminated their service due to retirement or retrenchment are not forfeited but remain subject to Vesting periods set out in Trust Deed. As a result, such Participants are required to wait out the Vesting Period before becoming entitled to receive their Scheme Shares and Entitlement Shares (and make the Election.) It is however often a difficult, timeous and costly exercise to locate these Participants after their employment has been terminated.

3.2.2	In order to eliminate the administrative burden of locating such Participants years after their employment has been terminated, the board hereby proposes that the Trust Deed be amended to provide that, upon termination of a Participant’s employment with the company due to his retirement or retrenchment, any unvested Scheme Shares and/or SARs held by him will be deemed to have immediately vested on the date on termination of his employment (“Termination Date”) and the Participant will be deemed to have elected to have all of his vested Scheme Shares and Entitlement Shares sold on his behalf and the trustees shall, within 30 (thirty) days of the Termination Date remit the (i) proceeds of the sale of the shares and (ii) the Cash Bonus (if any), to the Participant.

3.3	Treatment of deceased and disabled Participants

3.3.1	In respect of Participants who die or become seriously disabled or incapacitated, the Trust Deed presently provides for the Vesting of their unvested Scheme Shares and SARs to be accelerated to the Termination Date (date of death or when the Participant is declared seriously disabled/incapacitated.) Upon Vesting the Participant or the executor of the deceased estate or the heirs, as the case may be, are entitled to make an Election and the Scheme Shares and Entitlement Shares, or the proceeds of the sale, as the case may be, are delivered to the Participant, his heirs or the executor within 30 days of the Termination Date. The Trust will encounter an administrative burden in attempting to trace executors and/or heirs in order to obtain their instructions regarding the Election (and this may be further complicated by disputes between heirs.)

3.3.2	In order to avoid the aforesaid administrative burden, the board hereby proposes that the Trust Deed be amended to provide that, upon termination of a Participant’s employment with the company due to his death or permanent disability, any unvested Scheme Shares and/or SARs held by him will be deemed to have immediately vested on the Termination Date and the Participant will be deemed to have elected to have all of his vested Scheme Shares and Entitlement Shares sold on his behalf and the trustees shall, within 30 (thirty) days of the Termination Date remit the (i) proceeds of the sale of the shares and (ii) the Cash Bonus (if any), to the Participant or his heirs or the executor of his deceased estate, as the case may be.

3.4	The proposed amended Trust Deed will be available for inspection by shareholders from the date of this notice to the date of the Annual General Meeting, during normal business hours on business days at the company’s registered office.

Annexure 2

Memorandum of incorporation: Salient features

Harmony abridged integrated annual report 2012

The notice of the annual general meeting contained in the 2012 Integrated Annual Report includes a special resolution for the adoption of a new memorandum of incorporation for the company by shareholders.

1.	The new memorandum of incorporation (revised MOI) which has been drafted for Harmony Gold Mining Company Limited (company) takes the form of an entirely new document in order to achieve a proper harmonisation of the company’s existing Memorandum and Articles of Association (current MOI) with the Companies Act, 2008 (Act) as well as to incorporate the new listing requirements prescribed by the JSE Limited (Listings Requirements.)

2.	As a result, the revised MOI differs from the current MOI in so far as the Act differs from the Companies Act, 1973. Having said that, alterable provisions of the Act have been amended in the revised MOI to ensure that the same position which applies under the current MOI will continue to apply to the extent possible or appropriate. Generally, the shareholders of the company will remain in substantially the same position as is currently the case.

3.	Some of the more pertinent provisions of the revised MOI are set out below –

3.1	Directors

3.1.1	The board of directors of the company must comprise at least 4 (four) directors.

3.1.2	There shall be no restriction on the maximum number of directors that may be appointed to the board of directors of the company unless otherwise determined by the shareholders at any time, and from time to time, by way of ordinary resolution.

3.1.3	Either the chairman or the deputy chairman of the board of directors of the company shall be entitled, with the written consent of the remaining directors on the board of directors of the company, to appoint any person as a director in terms of section 66(4)(a)(i) of the Act, provided that such appointment must be ratified by the shareholders at the next shareholders meeting following such appointment.

3.1.4	No provision is made in the revised MOI for the appointment of alternate directors.

3.2	Shareholder quorum requirements

The quorum for a shareholders’ meeting to begin, or for a matter to be considered, in terms of the revised MOI shall be at least 3 (three) shareholders entitled to attend and vote, present in person. In addition to the aforegoing –

3.2.1	a shareholders’ meeting may not begin until sufficient persons are present at the meeting to exercise, in aggregate, at least 25% of the voting rights that are entitled to be exercised in respect of at least one matter to be decided at the meeting; and

3.2.2	a matter to be decided at a shareholders’ meeting may not begin to be considered unless sufficient persons are present at the meeting to exercise, in aggregate, at least 25% of all of the voting rights that are entitled to be exercised in respect of that matter at the time the matter is called on the agenda.

3.3	Solvency and liquidity test

3.3.1	The solvency and liquidity test is required to be applied by the directors of the company in certain circumstances. Failure to do so may result in the directors incurring personal liability.

3.3.2	In terms of section 4 of the Act, the solvency and liquidity test is only satisfied if the fair value of the company’s assets equal or exceed the fair value of its liabilities and it appears that the company will be able to satisfy its debts as and when they arise in the ordinary course of business over the 12 month period following the event which triggered the application of the test.

3.3.3	The solvency and liquidity test must be applied in various instances. Most notably, however, the solvency and liquidity test must be applied when the company acquires its own shares (clause 16 of the revised MOI), makes distributions (clause 34 of the revised MOI), offers a cash payment in lieu of awarding a capitalisation share (clause 13.3 of the revised MOI) and when providing financial assistance (clause 15 of the revised MOI read together with sections 44 and 45 of the Act.)

3.4	Financial assistance

When the company grants financial assistance (which is very broadly defined in section 45 of the Act and is a concept in addition to and distinct from financial assistance for the subscription or acquisition of shares in the company which still applies (section 44 of the Act)) the directors must be satisfied that the terms of the financial assistance, from the company’s perspective, are both fair and reasonable. Furthermore, the financial assistance must be sanctioned by way of a special resolution.

3.5	Acquiring own shares

The directors may determine that the company is to acquire a number of its own shares, but such a determination:

Annexure 2 continued

Memorandum of incorporation: Salient features

Harmony abridged integrated annual report 2012

3.5.1	must be approved by a special resolution of the shareholders if any of the shares are to be acquired by the company from a director or prescribed officer of the company, or a person related to a director or prescribed officer of the company; and

3.5.2	is subject to the requirements of sections 114 and 115 of the Act (which imposes additional requirements which would ordinarily only apply to certain fundamental transactions) if considered alone, or together with other transactions in an integrated series of transactions, it involves the acquisition by the company of more than 5% of the issued shares of any particular class of the company’s shares.

3.6	Record date

The record date, for purposes of determining which shareholders shall enjoy the rights attaching to their respective shares, shall be determined by the directors of the company, provided that such record date shall not be retrospective and shall not be more than 10 days before the date on which the applicable corporate action is scheduled to take place (clause 17 of the revised MOI read in conjunction with the Listings Requirements.)

3.7	Notice

Any notice given by the company must be given by way of one of the prescribed means which are set out in Table CR3, annexed to the regulations published in terms of the Act (clause 37 of the revised MOI.) Practically, the effect is that notice can only be delivered by way of registered post unless the company successfully applies for an order of substituted service or obtains an exemption from the Companies Tribunal in this regard (i.e. to serve by ordinary post.)

4.	Please be aware of the fact that this note only contains a high-level summary of certain of the provisions of the revised MOI, and should only be referred to in conjunction with a review of the revised MOI.

Map to The Michelangelo Hotel, Nelson Mandela Square, West Street, Sandown

Form of proxy

Harmony abridged integrated annual report 2012

Incorporated in the Republic of South Africa

Registration number: 1950/038232/06

(Harmony or Company)

JSE Share code: HAR

NYSE Share code: HMY

ISIN Code: ZAE 000015228

TO BE COMPLETED BY CERTIFICATED SHAREHOLDERS AND DEMATERIALISED SHAREHOLDERS WITH “OWN NAME” REGISTRATION ONLY

For completion by registered members of Harmony who are unable to attend the annual general meeting of the company to be held at The Michelangelo Hotel, Nelson Mandela Square, West Street, Sandown, South Africa (see map on page 94), on Wednesday, 28 November 2012 at 11h00 (SA time) or at any adjournment thereof.

I/We

of	address	)

being the holder/s of	shares in the company, do hereby appoint:

1	or, failing him/her

2	or, failing him/her

the chairman of the annual general meeting, as my/our proxy to attend, speak and, on a poll, vote on my/our behalf at the abovementioned annual general meeting of members or at any adjournment thereof, and to vote or abstain from voting as follows on the ordinary and special resolutions to be proposed at such meeting:

	For	Against	Abstain
1. Ordinary Resolution 1:To re-elect Fikile De Buck as a director
2. Ordinary resolution 2: To re-elect Simo Lushaba as a director
3. Ordinary resolution 3: To re-elect Modise Motloba as a director
4. Ordinary resolution 4: To re-elect Patrice Motsepe as a director
5. Ordinary resolution 5: To elect Fikile De Buck as a member of the audit committee
6. Ordinary resolution 6: To elect Simo Lushaba as a member of the audit committee
7. Ordinary resolution 7: To elect Modise Motloba as a member of the audit committee
8. Ordinary resolution 8: To elect John Wetton as a member of the audit committee
9. Ordinary Resolution 9: To re-appoint the external auditors
10. Ordinary Resolution 10: To approve the remuneration policy
11. Ordinary Resolution 11: To authorise the issue of shares
12. Ordinary Resolution 12: To amend the Broad-Based Employee Share Ownership Plan
13. Special Resolution 1: To approve non-executive directors’ remuneration
14. Special Resolution 2: To adopt a new memorandum of incorporation

Please indicate with an “X” in the appropriate spaces provided above how you wish your vote to be cast. If no indication is given, the proxy may vote or abstain as he/she sees fit.

Signed at                                                       this                              day of                      2012

Signature

Assisted by me, where applicable (name and signature)

Completed	forms of proxy must be lodged with:

1.	Link Market Services South Africa (Pty) Limited by no later than 11:00 on Monday, 26 November 2012; or

2.	Capita Registrars, the Registry, 39 Beckenham Road, Beckenham, Kent, BR3 4TU, England by no later than 11h00 (SA time) on Monday, 26 November 2012

Please read the notes and instructions on the reverse side hereof.

Notes

Harmony abridged integrated annual report 2012

1.	A form of proxy is only to be completed by those ordinary shareholders who are:

1.1	registered holders of ordinary shares in certificated form; or

1.2	holders of dematerialised shares of the company in their own name.

2.	If you have already dematerialised your ordinary shares through a Central Securities Depository Participant (CSDP) or broker and wish to attend the annual general meeting, you must request your CSDP or broker to provide you with a Letter of Representation or you must instruct your CSDP or broker to vote by proxy on your behalf in terms of the agreement entered into between yourself and your CSDP or broker.

3.	A member may insert the name of a proxy or the names of two alternative proxies of the member’s choice in the space. The person whose name stands first on the form of proxy and who is present at the annual general meeting of shareholders will be entitled to act to the exclusion of those whose names follow.

4.	On a show of hands a member of the company present in person or by proxy shall have one (1) vote irrespective of the number of shares he/she holds or represents, provided that a proxy shall, irrespective of the number of members he/she represents, have only one (1) vote. On a poll a member who is present in person or represented by proxy shall be entitled to that proportion of the total votes in the Company, which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the company.

5.	A member’s instructions to the proxy must be indicated by the insertion of the relevant numbers of votes exercisable by the member in the appropriate box provided. Failure to comply with the above will be deemed to authorise the proxy to vote or to abstain from voting at the annual general meeting as he/she deems fit in respect of all the member’s votes exercisable thereat. A member or the proxy is not obliged to use all the votes exercisable by the member or by the proxy, but the total of the votes cast and in respect of which abstention is recorded may not exceed the total of the votes exercisable by the member or by the proxy.

6.	Forms of proxy (as enclosed) must be dated and signed by the shareholder appointing a proxy and must be received at the offices of the transfer secretaries, Link Market Services South Africa (Proprietary) Limited, 11 Diagonal Street, Johannesburg, 2001 (PO Box 4844, Johannesburg, 2000, Fax number: 086 674 4381) or Capita Registrars, the Registry, 39 Beckenham Road, Beckenham, Kent, BR3 4TU, England, by no later than 11:00 (SA time) on Monday, 26 November 2011.

Before a proxy exercises any rights of a shareholder at the special general meeting, such form of proxy must be so delivered.

7.	The completion and lodging of this form of proxy will not preclude the relevant member from attending the annual general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof.

8.	Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity or other legal capacity must be attached to this form of proxy, unless previously recorded by the transfer secretaries or waived by the chairman of the annual general meeting.

9.	The completion of blank spaces overleaf need not be initialled. Any alteration or correction made to this form of proxy must be initialled by the signatory/ies.

10.	Notwithstanding the aforegoing, the chairman of the annual general meeting may waive any formalities that would otherwise be a prerequisite for a valid proxy.

11.	If any shares are jointly held, all joint members must sign this form of proxy. If more than one of those members is present at the annual general meeting either in person or by proxy, the person whose name appears first in the register shall be entitled to vote.